CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Fortune Natural Resources Corporation:


We consent to the use of our report on the financial statements of Fortune Natural Resources Corporation incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                        /s/ KPMG LLP



Houston, Texas
June 16, 2000